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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                August 26, 1998
            --------------------------------------------------------
                Date of Report (Date of earliest event reported)



                         Salton/Maxim Housewares, Inc.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                         0-19557              36-3777824
----------------------------             -----------        -------------------
(State or other jurisdiction             (Commission           (IRS Employer
      of incorporation)                  File Number)       Identification No.)




           550 Business Center Drive, Mount Prospect, Illinois  60056
          ------------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)



                                 (847) 803-4600
                        -------------------------------
                        (Registrant's telephone number)




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ITEM 5.  OTHER EVENTS.

     On August 26, 1998, Salton/Maxim Housewares, Inc. (the "Company"), Columbia Acquisition Corp., a Missouri corporation and wholly owned subsidiary of the Company ("Merger Sub"), and Toastmaster Inc., a Missouri corporation ("Toastmaster"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will merge with and into Toastmaster (the "Merger"), with Toastmaster as the surviving corporation and remaining a wholly owned subsidiary of the Company.

     Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.10 per share, of Toastmaster ("Toastmaster Common Stock") issued and outstanding immediately before the effective time will be converted into the right to receive $7.00 in cash (the "Merger
Consideration").

     The obligations of the parties to the Merger Agreement to consummate the Merger are conditioned upon, among other things, (i) approval of the Merger Agreement by the holders of 66-2/3% of the outstanding shares of Toastmaster Common Stock, and (ii) the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated.

     Robert H. Deming (the Chairman and Chief Executive Officer of Toastmaster), Daniel J. Stubler (President and Chief Operating Officer of Toastmaster), John
E. Thompson (Executive Vice President and Chief Financial Officer) and their respective spouses and related trusts (collectively, the "Shareholders") have entered into an agreement (the "Shareholders Agreement") with the Company, pursuant to which, among other things, the Shareholders have granted the Company an option to purchase the shares of Toastmaster Common Stock owned by them immediately prior to consummation of the Merger at a purchase price equal to the Merger Consideration. The Shareholders held in the aggregate approximately 41% of the outstanding shares of Toastmaster Common Stock as of the date of the Merger Agreement.

     Copies of the Merger Agreement and the Shareholders Agreement are filed as Exhibits 2.1 and 99.1, respectively, to this report and are incorporated herein by this reference. The foregoing summary is qualified in its entirety by reference of such agreements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit No.     Description
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2.1             Agreement and Plan of Merger, dated August 26, 1998, among
                Salton/Maxim Housewares, Inc., Columbia Acquisition Corp. and
                Toastmaster Inc.

99.1 Shareholders Agreement, dated August 26, 1998, between Salton/Maxim Housewares, Inc. and certain shareholders of Toastmaster Inc.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SALTON/MAXIM HOUSEWARES, INC.


                                        /s/ WILLIAM B. RUE
                                        ----------------------------------
                                        William B. Rue
                                        President and Chief Operating Officer

August 26, 1998














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                                 EXHIBIT INDEX

Exhibit No.     Description
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2.1             Agreement and Plan of Merger, dated August 26, 1998, among
                Salton/Maxim Housewares, Inc., Columbia Acquisition Corp. and
                Toastmaster Inc.

99.1 Shareholders Agreement, dated August 26, 1998, between Salton/Maxim Housewares, Inc. and certain shareholders of Toastmaster Inc.








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